Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
September 9, 2004

Black Warrior Wireline Corp.

(Exact name of registrant as specified in its charter)

Delaware	0-18754	11-2904094

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Rosecrest Lane, Columbus, Mississippi 39701

(Address of principal executive offices)

Registrant’s telephone number, including area code: (662) 329-1047

(Former name or former address, if changed since last report)

ITEM 1.01. Entry Into A Material DefinitiveAgreement.

On September 9, 2004, Black Warrior Wireline Corp. (the “Company”) and General Electric Capital Corp. (“GECC”) executed a letter agreement dated September 3, 2004 extending the termination date of the Credit Agreement dated September 14, 2001 between the Company and GECC from September 14, 2004 to November 15, 2004. The terms of the letter agreement are more fully described in Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant below.

ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On September 9, 2004, the Company and GECC executed a letter agreement dated September 3, 2004 extending the termination date of the Credit Agreement dated September 14, 2001 between the Company and GECC from September 14, 2004 to November 15, 2004. Pursuant to the letter agreement, the Company paid to GECC the sum of $150,000, which was the balance of a fee agreed to be paid by the Company to GECC in connection with entering into a prior amendment to the Credit Facility. The Company is engaged in on-going efforts to extend, repay or refinance its outstanding indebtedness including indebtedness outstanding under the Credit Facility as well as other subordinated indebtedness.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial statements of business acquired.

Not applicable

(b)	Pro forma financial information.

(c)	Exhibits:

10.37.13 Letter agreement between the Company and GECC dated September 3, 2004 entered into on September 9, 2004

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Black Warrior Wireline Corp.

Dated: September 9, 2004	By:	/s/ William L. Jenkins

William L. Jenkins, President